        As filed with the Securities and Exchange Commission on May 7, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GILEAD SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3047598
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
333 Lakeside Drive
Foster City, California 94404
(Address of Principal Executive Offices, Zip Code)
Gilead Sciences, Inc. 2022 Equity Incentive Plan
(Full title of the plan)
Keeley M. Cain Wettan
Executive Vice President, General Counsel, Legal and Compliance, and Secretary
333 Lakeside Drive
Foster City, California 94404
(650) 574-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Ronald O. Mueller, Esq.
Gibson, Dunn & Crutcher LLP
1700 M Street, NW
Washington, DC 20036
(202) 955-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE
This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Gilead Sciences, Inc. (the “Registrant”), relating to the registration of 47,750,000 shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), issuable to eligible persons under the Gilead Sciences, Inc. 2022 Equity Incentive Plan, as amended and restated.
The contents of the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on May 5, 2022 (File No. 333-264713), together with all exhibits filed therewith or incorporated therein by reference, are hereby incorporated by reference pursuant to General Instruction E to Form S-8, and the Common Stock registered hereunder are in addition to the Common Stock registered on such registration statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Exhibit Description

4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on May 9, 2024).

4.2
Amended and Restated Bylaws of the Registrant, as amended and restated on July 30, 2025 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 4, 2025).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2*	Consent of Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

99.1
Gilead Sciences, Inc. 2022 Equity Incentive Plan, as amended and restated on April 30, 2026 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 4, 2026).

107.1*	Filing Fee Table.
_______________________________
* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California, on May 7, 2026.

GILEAD SCIENCES, INC.

By:	/s/ DANIEL P. O’DAY
Name:	Daniel P. O’Day
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Daniel P. O’Day, Keeley M. Cain Wettan and Andrew D. Dickinson, and each of them, as the individual’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution in each of them singly, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ DANIEL P. O’DAY	Chairman and Chief Executive Officer	May 7, 2026
Daniel P. O’Day	(Principal Executive Officer)

/s/ ANDREW D. DICKINSON	Chief Financial Officer	May 7, 2026
Andrew D. Dickinson	(Principal Financial Officer)

/s/ ERIN E. BURKHART	Senior Vice President, Controllership and Chief Accounting Officer	May 7, 2026
Erin E. Burkhart	(Principal Accounting Officer)

/s/ ANTHONY WELTERS	Lead Independent Director	May 7, 2026
Anthony Welters

/s/ JACQUELINE K. BARTON	Director	May 7, 2026
Jacqueline K. Barton, Ph.D.

/s/ JEFFREY A. BLUESTONE	Director	May 7, 2026
Jeffrey A. Bluestone, Ph.D.

/s/ SANDRA J. HORNING	Director	May 7, 2026
Sandra J. Horning, M.D.

/s/ KELLY A. KRAMER	Director	May 7, 2026
Kelly A. Kramer

/s/ TED W. LOVE	Director	May 7, 2026
Ted W. Love, M.D.

/s/ HARISH MANWANI	Director	May 7, 2026
Harish Manwani

/s/ JAVIER J. RODRIGUEZ	Director	May 7, 2026
Javier J. Rodriguez